EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of CBM Bancorp, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-233293) on Form S-8 of CBM Bancorp, Inc. of our report, dated March 27, 2020, with respect to the consolidated financial statements of CBM Bancorp, Inc., which report appears in CBM Bancorp, Inc.’s 2019 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

March 27, 2020